SECURITIES AND EXCHANGE  COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report                                     September 23, 1994
(Date of earliest event reported)                 (September 16, 1994)

INTRUST Financial Corporation
(Exact name of registrant as specified in its charter)

         Kansas                      2-78658               48-0937376
State or other jurisdiction        (Commission           (IRS Employer
of incorporation)                   File Number        Identification No.)


105 North Main Street, Wichita, Kansas                      67202
(Address of principal executive offices)                   Zip Code


Registrant's telephone number, including area code: (316) 383-1111

(Former name or former address, if changed since last report) Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

KPMG Peat Marwick was previously the principal accountant for INTRUST Financial Corporation. On September 16, 1994 that firm's appointment as principal accountant was terminated and Arthur Andersen LLP was engaged as principal accountant. The decision to change accountants was approved by the audit committee of the board of directors.

In connection with the audits of the two fiscal years ended December 31, 1993, and the subsequent interim period through September 16, 1994, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their opinion or reports.

The audit reports of KPMG Peat Marwick on the consolidated financial statements of INTRUST Financial Corporation and subsidiaries as of and for the years ended December 31, 1993 and 1992 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick is attached as Exhibit 16.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

                16.  Letter re change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

								INTRUST Financial Corporation



							By:        /s/ C.Q. Chandler IV
              								C.Q. Chandler, IV
              								President


Date:  September 23, 1994